STOCK PURCHASE AGREEMENT


                                     among:


                        SILICON STORAGE TECHNOLOGY, INC.,
                            a California corporation;


                            LINVEX TECHNOLOGY, CORP.,
                            a California corporation;


                                       and


                  THE SHAREHOLDERS OF LINVEX TECHNOLOGY, CORP.





                           ---------------------------

                            Dated as of June 4, 1999
                           ---------------------------





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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.     SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS...............1

      1.1      Sale and Purchase of Shares.....................................1

      1.2      Exchange of Shares..............................................1

      1.3      Closing.........................................................3

      1.4      Further Action..................................................4

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................4

      2.1      Due Organization; No Subsidiaries; Etc..........................4

      2.2      Articles of Incorporation and Bylaws; Records...................5

      2.3      Capitalization, Etc.............................................5

      2.4      Financial Statements............................................6

      2.5      Absence of Changes..............................................6

      2.6      Title to Assets.................................................8

      2.7      Bank Accounts; Receivables; Customers...........................8

      2.8      Equipment; Leasehold............................................9

      2.9      Proprietary Assets..............................................9

      2.10     Contracts......................................................11

      2.11     Liabilities....................................................13

      2.12     Compliance with Legal Requirements.............................13

      2.13     Governmental Authorizations....................................14

      2.14     Tax Matters....................................................14

      2.15     Employee and Labor Matters; Benefit Plans......................15

      2.16     Environmental Matters..........................................18

      2.17     Sale of Products; Performance of Services......................18

      2.18     Insurance......................................................19

      2.19     Related Party Transactions.....................................19

      2.20     Legal Proceedings; Orders......................................19

      2.21     Authority; Binding Nature of Agreement.........................20

      2.22     Non-Contravention; Consents....................................20

      2.23     No Brokers.....................................................21

      2.24     Full Disclosure................................................21

                                       i

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SECTION 3.     REPRESENTATIONS AND WARRANTIES OF SST..........................21

      3.1      SEC Filings; Financial Statements..............................21

      3.2      Authority; Binding Nature of Agreement.........................22

      3.3      Valid Issuance.................................................22

      3.4      Organization, Standing and Power...............................22

      3.5      No Violation or Conflict.......................................22

      3.6      Consent or Approval of Governmental Authorities................23

      3.7      Full Disclosure................................................23

SECTION 4.     INDEMNIFICATION, ETC...........................................23

      4.1      Survival of Representations, Etc...............................23

      4.2      Indemnification by Shareholders................................24

      4.3      Threshold; Ceiling.............................................25

      4.4      No Contribution................................................25

      4.5      Defense of Third Party Claims..................................25

      4.6      Exercise of Remedies by Indemnitees Other Than SST.............27

      4.7      General Release................................................27

      4.8      Indemnification by SST.........................................27

      4.9      Shareholders' Representative...................................28

SECTION 5.     MISCELLANEOUS PROVISIONS.......................................29

      5.1      Further Assurances.............................................29

      5.2      Fees and Expenses..............................................29

      5.3      Attorneys' Fees................................................29

      5.4      Notices........................................................29

      5.5      Confidentiality................................................30

      5.6      Time of the Essence............................................30

      5.7      Headings.......................................................30

      5.8      Counterparts...................................................31

      5.9      Governing Law; Venue...........................................31

      5.10     Successors and Assigns.........................................31

      5.11     Remedies Cumulative; Specific Performance......................31

      5.12     Waiver.........................................................32

                                       ii

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      5.13     Amendments.....................................................32

      5.14     Severability...................................................32

      5.15     Parties in Interest............................................32

      5.16     Entire Agreement...............................................32

      5.17     Construction...................................................32

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of June 4, 1999, by and among: SILICON STORAGE TECHNOLOGY, INC., a California corporation ("SST"); LINVEX TECHNOLOGY, CORP., a California corporation (the "Company"); and the parties identified on Exhibit A representing all of the holders of capital stock of the Company (the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS

     A. SST  intends to purchase  all of the  outstanding  capital  stock of the
Company  from  the   Shareholders.   Upon   consummation  of  the   transactions
contemplated herein the Company will become a wholly-owned subsidiary of SST.

     B. This Agreement has been adopted and approved by the respective boards of directors of SST and the Company.

     C. The Shareholders own a total of 5,348,500 shares of the voting Common Stock, no par value per share, of the Company, 158,335 shares of the Series A Preferred Stock, no par value per share, of the Company, and 628,380 shares of the Series B Preferred Stock, no par value per share, of the Company. The voting Common Stock, Series A Preferred Stock and Series B Preferred Stock are collectively referred to in this Agreement as "Company Capital Stock."

                                    AGREEMENT

     The parties to this Agreement agree as follows:

Section 1. SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS

     1.1 Sale and Purchase of Shares. At the Closing (as defined below), the Shareholders shall sell, assign, transfer and deliver one hundred percent (100%) of the Company Capital Stock to SST, and SST issue SST Common Stock to the Shareholders as the purchase consideration for the Company Capital Stock from the Shareholders, on the terms and subject to the conditions set forth in this Agreement (the "Transaction").

     1.2 Exchange of Shares.

          (a) At the Closing without any further action on the part of SST, the Company or any Shareholder of the Company:

               (i) each share of Company Common Stock outstanding immediately prior to the Closing shall be converted into the right to receive .073797 of a share of SST Common Stock;

                                       1.

               (ii) each share of Company Series A Preferred Stock outstanding immediately prior to the Closing shall be converted into the right to receive .422545 of a share of SST Common Stock;

               (iii) each share of Company Series B Preferred Stock outstanding immediately prior to the Closing shall be converted into the right to receive .52166 of a share of SST Common Stock;

          (b) No fractional shares of SST Common Stock shall be issued in connection with the Transaction, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of SST Common Stock (after aggregating all fractional shares of SST Common Stock issuable to such holder) shall, upon surrender of such holder's stock certificate(s) representing shares of Company Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $0.330 if for Common Stock, $1.8896 if for Series A Preferred Stock, and $2.3328 if for Series B Preferred Stock.

          (c) The shares of SST Common Stock to be issued in the Transaction shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

          (d) SST shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Capital Stock pursuant to this Agreement such amounts as SST may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (e) Notwithstanding anything to the contrary contained in this Agreement, ten percent (10%) of the shares otherwise issuable to each Shareholder pursuant to Section 1.5(a) shall be deposited by SST in escrow (rather than issued and delivered to such Shareholder) as security for the Shareholders' indemnification obligations under Section 4 and pursuant to the Escrow Agreement (as defined below).

                                       2.

     1.3 Closing.

          (a) Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306 at 10:00 a.m. on May 27, 1999 (the "Closing Date").

          (b)  Pre-Closing  Condition.   Prior  to  the  Closing  the  following
     obligations shall have been satisfied:

               (i) The Company's 1996 Stock Option Plan shall be terminated and outstanding options, rights, and other securities exercisable for or convertible into Company Capital Stock thereunder shall have been exercised or terminated if not previously exercised.

          (c) Delivery at Closing. At the Closing, the parties hereto shall take such actions and execute and deliver, or cause to be executed and delivered, such agreements and other documents and instruments as are necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including, the following:

               (i)  each  Shareholder   shall  execute  and  deliver  to  SST  a
          Shareholder Representation Letter in the form of Exhibit C;

               (ii) each Shareholder shall execute and deliver to SST a Purchaser Questionnaire in the form of Exhibit D;

               (iii)  each  of  SST,  the  Escrow   Agent,   the   Shareholders'
          Representative and the Shareholders shall have entered into an Escrow Agreement in the form of Exhibit E (the "Escrow Agreement");

               (iv) each of SST and the Shareholders shall have entered into a Registration Rights Agreement in the Form of Exhibit F;

               (v) the Secretary of the Company shall deliver to SST: (A) an executed certificate pursuant to which the Secretary represents and warrants to SST that attached to such certificate are (i) resolutions duly adopted by the Board of Directors of the Company authorizing and approving the Transactions contemplated by this Agreement; (ii) a true and correct copy of the Articles of Incorporation of the Company; and
          (iii) a true and correct copy of the Bylaws of the Company, and (B) an executed certificate as to the incumbency of the officers of the Company authorized to execute this Agreement;

               (vi) The Chief Executive Officer of the Company shall execute and deliver to SST a certificate setting forth that (A) each of the representations and warranties made by the Company in this Agreement are true and correct in all respects as of the date of this Agreement and are true and correct in all respects as of the Closing Date, (B) each of the covenants and obligations that the Company and the Shareholders are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects; and

                                       3.

               (vii) the officers and directors of the Company shall resign from their positions as officers and directors of the Company and shall deliver to SST letters to such effect.

               (viii) the Shareholders shall deliver to SST the stock certificates representing one hundred percent (100%) of the outstanding shares of Company Capital Stock, duly endorsed (or accompanied by duly executed stock powers) and with signatures (i) guaranteed by a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program, or (ii) otherwise notorized by a Notary Public, and the respective spouses of the Shareholders shall deliver any required Spousal Consents; and SST shall deliver within thirty (30) days of the Closing Date the SST Common Stock in accordance with Section 1.2 and shall make the cash payments specified in Section 1.2(a).

     1.4 Further Action. If, at any time after the Closing Date, any further action is determined by SST to be necessary or desirable to carry out the purposes of this Agreement or to vest SST with full right, title and possession of and to all rights and property of the Company, the officers and directors of SST shall be fully authorized (in the name of the Company and otherwise) to take such action.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1 Due Organization; No Subsidiaries; Etc.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

          (b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Linvex Technology, Corp."

          (c) The Company is not, and has not been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.

          (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, and (ii) the names and titles of the Company's officers. The Company's board of directors has never established any committees.

                                       4.

          (e) The Company has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

     2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered to SST accurate and complete copies of: (a) the Company's articles of incorporation and bylaws, including all amendments thereto; (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and the board of directors of the Company. There have been no meetings or other proceedings or actions of the shareholders of the Company or the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws or of any resolution adopted by the Company's shareholders or the Company's board of directors. The books of account, stock records, minute books and other records of the Company are complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3 Capitalization, Etc.

          (a) The authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, of which 5,348,500 shares have been issued and are outstanding, (ii) 2,000,000 shares of Series A Preferred Stock, of which 158,335 shares have been issued and are outstanding, (iii) 1,500,000 shares of Series B Preferred Stock, of which 603,380 shares have been issued and are outstanding. There are no shares of capital stock held in the Company's treasury. Part 2.3(a) of the Disclosure Schedule sets forth the names of the Company's shareholders and the number of shares of Company Capital Stock owned of record by each of such shareholders. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws). As of the date hereof, SST is acquiring good and valid title to all of the outstanding shares of Company Capital Stock free and clear of any Encumbrances.

          (b) Except as set forth on Part 2.3(b) of the Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of the Company;
     (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company. The Company's 1996 Stock Option Plan has been terminated and all rights to receive Company Capital Stock thereunder have been exercised or terminated if not previously exercised.

                                       5.

          (c) All outstanding shares of Company Capital Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (d) Any shares of capital stock or other securities repurchased, redeemed or otherwise reacquired by the Company were validly reacquired in compliance with (i) the applicable provisions of the California General Corporation Law and all other applicable Legal Requirements, and (ii) any requirements set forth in applicable Contracts.

     2.4 Financial Statements.

          (a)  The  Company  has  delivered  to  SST  the  following   financial
     statements and notes (collectively, the "Company Financial Statements"):

               (i) the unaudited balance sheets of the Company as of September 30, 1998 and 1997, and the related unaudited statements of income, statements of shareholders' equity and statements of cash flows of the Company for the two (2) years then ended; and

               (ii) the unaudited balance sheet of the Company as of March 31, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited statement of income of the Company for the six (6) months then ended.

          (b) The Company Financial Statements are accurate and complete in all respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate, be material in magnitude). None of the financial statements of the Company have ever been audited.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since March 31, 1999:

          (a) there has not been any adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

          (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                                       6.

          (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not made any capital expenditure which, when added to all other capital expenditures made by the Company since March 31, 1999, exceeds $10,000 in the aggregate;

          (f) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was a party or under which it has or had any rights or obligations;

          (g) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person (other than immaterial rights or other immaterial assets acquired, leased or licensed by the Company from other Persons in the ordinary course of business and consistent with the Company's past practices), (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person (other than immaterial rights or other immaterial assets disposed of or leased or licensed by the Company to other Persons in the ordinary course of business and consistent with the Company's past practices), or (iii) waived or relinquished any right (other than immaterial rights waived or relinquished by the Company in the ordinary course of business and consistent with the Company's past practices);

          (h) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (i) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (j) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (k) the Company has not (i) established, adopted or amended any Employee Benefit Plan, or (ii) made any profit-sharing or similar payment to any of its directors, officers or employees;

          (l) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (m) the Company has not made any Tax election other than an election indicated on the face of an income tax return furnished by the Company to SST pursuant to this Agreement;

          (n) the Company has not commenced or settled any Legal Proceeding;

                                       7.

          (o) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (p) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(o)" above.

     2.6 Title to Assets.

          (a) Except as set forth in Part 2.6(a) of the Disclosure Schedule, the Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.8 and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10(a) of the Disclosure Schedule; and
     (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

          (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are being leased or licensed to the Company, except for (i) any equipment being leased to the Company under a standard operating lease requiring annual payments by the Company of less than $5,000, and (ii) any software being licensed to the Company under any third party software license generally available to the public at a total cost of less than $5,000.

     2.7 Bank Accounts; Receivables; Customers.

          (a) Part 2.7(a) of the Disclosure Schedule provides accurate and complete information (including account numbers, type of account and names of all individuals authorized to draw on or make withdrawals from each account) with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

          (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of March 31, 1999. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and can be collected by the Company or the Surviving Corporation (without any counterclaim or set off) when due with no more than a commercially reasonable degree of effort, net of an allowance for doubtful accounts not to exceed $20,000 in the aggregate.

                                       8.

          (c) Part 2.7(c) of the Disclosure Schedule (i) identifies and provides an accurate and complete breakdown of the revenues received from each customer or other Person that accounted for more than $15,000 of the revenues of the Company in the fiscal year ended September 30, 1998, and
     (ii) identifies each customer that is obligated to make payments to the Company in an aggregate amount exceeding $15,000 per year. The Company has not received any notice or other communication indicating that any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with the Company or to effect a material reduction in the volume of business transacted by such Person with the Company below historical levels.

     2.8 Equipment; Leasehold.

          (a) Part 2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to the Company. The assets identified in Part 2.8 of the Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

          (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.8(b) of the Disclosure Schedule.

     2.9 Proprietary Assets.

          (a) Part 2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company.
     Part 2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by the Company (except for any Company Proprietary Asset that is licensed to the Company under any third party software license that (1) is generally available to the public at a cost of less than $5,000, and (2) imposes no future monetary obligation on the Company) and identifies the license agreement or other agreement under which such Company Proprietary Asset is being licensed to or used by the Company. Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(5) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(6) of the Disclosure Schedule, the Company is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the

                                       9.

     Company Proprietary Assets on an exclusive basis (other than Company Proprietary Assets consisting of software licensed to the Company under third party licenses generally available to the public, with respect to which the Company's rights are not exclusive).

          (b) The Company has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in
     Part 2.9(b) of the Disclosure Schedule, the Company has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset.

          (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.9(c) of the Disclosure Schedule, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.9(c) of the Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

          (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted and in the manner in which such business is proposed to be conducted. Except as set forth in Part 2.9(d) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and
     (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (e) Except as set forth in Part 2.9(e) of the Disclosure Schedule, all current and former employees of the Company, and all current and former consultants and independent contractors to the Company, have executed and delivered to the Company written agreements (containing no exceptions to or exclusions from the scope of their coverage) that are substantially identical to the form of Employee Invention Assignment and Confidentiality Agreement attached to Part 2.9(e) of the Disclosure Schedule. No current employee or consultant of the Company has disclosed to the Company any "Invention" (as such term is defined in the Employee Invention Assignment and Confidentiality Agreement attached to Part 2.9(e) of the Disclosure Schedule) as contemplated by such Employee Invention Assignment and Confidentiality Agreement.

          (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, the Company has not entered into and is not bound by any Contract under which any Person has the right to distribute or license, on a commercial basis, any Company Proprietary Asset including source

                                      10.

     code, object code, or any versions, modifications or derivative works of source code or object code in any Company Proprietary Asset.

          (g) Except as set forth in Part 2.9(g) of the Disclosure Schedule, the Company has no obligation (under any Contract or otherwise) with any of its customers or any other Person which requires any computer program or other item of software that has been designed, developed, sold or otherwise made available by the Company to be Year 2000 Compliant. In the event that any computer program or other item of software that has been designed, developed, sold or otherwise made available by the Company is required to be Year 2000 Compliant, the Company has ensured that such computer program or other item of software is Year 2000 Compliant. As used in this Section 2.9(g), "Year 2000 Compliant" means, with respect to a computer program or other item of software (i) the functions, calculations, and other computing processes of the program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000; (ii) the program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (iv) the program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

     2.10 Contracts.

          (a) Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." (For purposes of this Agreement, each of the following (and each other Contract that is material to the business of the Company) shall be deemed to constitute a "Material Contract":

               (i) any Contract  relating to the employment or engagement of, or
          the   performance   of  services  by,  any  employee,   consultant  or
          independent contractor;

               (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

               (iii) any Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                                      11.

               (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

               (v) any Contract relating to the acquisition, issuance or transfer of any securities;

               (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company;

               (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

               (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

               (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body);

               (xi) any Contract entered into outside the ordinary course of business or inconsistent with the Company's past practices;

               (xii) any Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

               (xiii) any Contract (not otherwise identified in clauses "(i)" through "(xii)" of this sentence) that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $15,000 in the aggregate, or (B) the performance of services having a value in excess of $15,000 in the aggregate.)

          (b) The Company has delivered to SST accurate and complete copies of all Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Other than the Contracts referred to in Part 2.10(a) of the Disclosure Schedule, the Company is not now, and has never been, a party to or bound by any Contract with any third party that contains a provision (which is currently in force) limiting the Company from soliciting or entering into a relationship

                                      12.

     with any employee, customer, client, supplier or similar Person of such third party or of any affiliate of such third party.

          (c) Except as set forth in Part 2.10(c) of the Disclosure Schedule:

               (i) the Company has not violated or breached in any material respect, or committed any default in any material respect under, any Company Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract;

               (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or Breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or materially modify any Company Contract;

               (iii) the Company has not received any notice or other communication regarding (i) any actual or possible violation or Breach of, or default under, any Company Contract, or (ii) any actual or possible termination of any Company Contract; and

               (iv) the Company has not waived any of its material rights under any Contract.

          (d) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company under any Company Contract or any other term or provision of any Company Contract.

          (e) The Contracts identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

     2.11 Liabilities.

          (a) The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet;
     (ii) accounts payable or accrued salaries that have been incurred by the Company since March 31, 1999 in the ordinary course of business and consistent with the Company's past practices; and (iii) the liabilities (if any) identified in Part 2.11(a) of the Disclosure Schedule.

          (b) Part 2.11(b) of the Disclosure Schedule provides an accurate and complete breakdown of (i) all accounts payable of the Company as of March 31, 1999, (ii) all notes payable of the Company and all indebtedness of the Company for borrowed money, and (iii) all customer deposits and other deposits held by the Company as of March 31, 1999.

                                      13.

          (c) Except as set forth in Part 2.11(c) of the Disclosure Schedule, the Company has not paid any fees, costs or expenses of the type referred to in Section 5.3.

     2.12 Compliance with Legal Requirements. The Company is, and has at all times been, in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership of its assets. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement. Except as set forth in Part 2.12 of the Disclosure Schedule, the Company has never received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each Governmental Authorization held by the Company, and the Company has delivered to SST accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all
Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted. The Company is, and at all times has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part
2.13 of the Disclosure Schedule. The Company has never received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14 Tax Matters.

          (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body on or before the date hereof (the "Company Returns") (i) have been filed in a timely manner, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the date hereof have been paid. The Company has delivered to SST accurate and complete copies of all filed Company Returns.

          (b) Except for immaterial failures to pay, withhold or collect Taxes (or to establish reserves) (i) each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis; (ii) any Tax required to have been withheld or collected by the Company has been duly withheld and collected on a timely basis; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body on a timely basis; and (iii) the Company has established, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from March 31, 1999 through the date hereof.

                                      14.

          (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there has been no examination or audit of any Company Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. The Company has delivered to SST accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

          (d) Except as set forth in Part 2.14(d) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the date hereof.

          (e) There is no agreement, plan, arrangement or other Contract covering any Company Employee or any independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
     Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

          (f) Except as set forth in Part 2.14(f) of the Disclosure Schedule (i) no Governmental Body has asserted any claim or otherwise made any allegation that the Company has failed or may have failed to pay any sales tax, use tax or similar Tax, and (ii) the Company has not engaged in any discussions or negotiations with any Governmental Body, and has not sent any written communication to or received any written communication from any Governmental Body, in connection with any possible failure on the part of the Company to pay any sales tax, use tax or similar Tax.

     2.15 Employee and Labor Matters; Benefit Plans.

          (a) Part 2.15(a) of the Disclosure Schedule contains a list of all Company Employees, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not, and has

                                      15.

     never been, a party to any collective bargaining contract or other Contract with a labor union involving any of its current or former employees.

          (b) There is no Company Employee who is not fully available to perform work because of disability or other leave. The employment of each of the Company Employees is terminable by the Company at will. The Company has delivered to SST accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the Company Employees.

          (c) Part 2.15(c) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

          (d) Except as set forth in Part 2.15(d) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Pension Plan").

          (e) The Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Welfare Plan") except for those Welfare Plans described in Part 2.15(e) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (f) With respect to each Plan, the Company has delivered to SST:

               (i) an accurate and complete copy of such Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for each of 1998 and 1997;

               (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Plan, and
          (B) each material employee communication relating to such Plan;

               (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all

                                      16.

          amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (g) The Company is not and has never been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
     Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

          (h) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

          (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and
     (iii) benefits the full cost of which are borne by current or former employees of the Company (or their beneficiaries)).

          (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA"), to the extent applicable to the Company, have been complied with in all material respects.

          (k)  Each of the  Plans  has been  operated  and  administered  in all
     material  respects  in  accordance  with  applicable  Legal   Requirements,
     including ERISA and the Code.

          (l) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the Company nor any of the Shareholders is aware of any reason why any such determination letter should be revoked.

          (m) Except as set forth in Part 2.15(m) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or

                                      17.

     any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

          (o) The Company has good labor relations,  and, except as set forth in
     Part 2.15(o) of the Disclosure Schedule,  the Company has no Knowledge that
     (i) the consummation of the transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or
     (ii) any of the Company Employees intends to terminate his or her employment with the Company. To the Knowledge of the Company, no Company Employee is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such Company Employee of any of his duties or responsibilities as an employee of the Company, or (B) the business or operations of the Company.

     2.16 Environmental Matters. The Company is and has at all times been in compliance in all material respects with all applicable Environmental Laws. To the Knowledge of the Company, each property that is owned by, leased to, controlled by or used by the Company, and all surface water, groundwater, soil and air associated with or adjacent to such property (a) is free of any Hazardous Material and any harmful chemical or physical conditions, and (b) is free of any environmental contamination of any nature. The Company possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. The Company has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with the Company's compliance with any Environmental Law in the future. To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances,

                                      18.

petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 Sale of Products; Performance of Services.

          (a) All installation services, design services, development services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Company were performed in all material respects in accordance with the terms of any applicable Contract or warranty.

          (b) To the Knowledge of the Company, the Company will not incur or otherwise become subject to any Liability arising directly or indirectly from any installation services, design services, development services, programming services, repair services, maintenance services, support services, training services, upgrade services or other services performed by the Company.

          (c) Except as set forth in Part 2.17(d) of the Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or (ii) under or based upon any other warranty relating to any product, system or program designed or developed by the Company or any services performed by the Company. To the Knowledge of the Company and the Shareholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

     2.18 Insurance. Part 2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of the Company and with respect to any claims made thereunder. The Company has delivered to SST accurate and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. The Company has never received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise to or serve as a basis for any claim under any insurance policy identified in Part 2.18 of the Disclosure Schedule.

     2.19 Related Party Transactions. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time had any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time been, indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no

                                      19.

Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.19, each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time been an officer or director of the Company; (iii) each individual who is, or who at any time been a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.20 Legal Proceedings; Orders.

          (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; or
     (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, except as set forth in Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, the Company.

          (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the Knowledge of the Company, no officer or other Company Employee is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other Company Employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.21 Authority; Binding Nature of Agreement. The Company has the right, power and authority to enter into and to perform its obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which the Company is or will be a party; and the execution, delivery and performance by the Company of this Agreement and of each such other agreement, document and instrument have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                                      20.

     2.22 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreement, document or instrument referred to in or contemplated by this Agreement, nor (2) the consummation of the Transaction or any of the other transactions contemplated by this Agreement or any such other agreement, document or instrument, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or
     (ii) any resolution adopted by the Company's shareholders or the Company's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

The Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent (other than Shareholder Consent) from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any other agreement, document or instrument referred to in or contemplated by this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement or contemplated by any other agreement, document or instrument referred to in or contemplated by this Agreement.

     2.23 No Brokers. The Company has not agreed nor has it become obligated to pay to any Person, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

                                      21.

     2.24 Full Disclosure. This Agreement (including the Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein (in light of the circumstances under which such representations, warranties and information were made or provided) not false or misleading.

Section 3. REPRESENTATIONS AND WARRANTIES OF SST

     SST hereby represents and warrants to, and for the benefit of, the Company and the Shareholders as follows:

     3.1 SEC Filings; Financial Statements.

          (a) SST has delivered or otherwise made available to the Shareholders accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by SST with the SEC between January 1, 1998 and the date of this Agreement (the "SST SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SST SEC
     Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the SST SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The  consolidated  financial  statements  contained in the SST SEC
     Documents:  (i)  complied  as to form in all  material  respects  with  the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of SST and its subsidiaries as of the respective dates thereof and the consolidated results of operations of SST and its subsidiaries for the periods covered thereby.

     3.2 Authority; Binding Nature of Agreement. SST has the right, power and authority to perform its obligations under this Agreement; and the execution, delivery and performance by SST and of this Agreement has been duly authorized by all necessary action on the part of SST's Board of Directors. This Agreement constitutes the legal, valid and binding obligation of SST, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                                      22.

     3.3 Valid Issuance. Subject to Section 1.5(b), the SST Common Stock to be issued in the Transaction will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations and warranties set forth in the Shareholder Representation Letters referred to in Section 1.3, the issuance of SST Common Stock in the Transaction will be made in accordance with all applicable securities laws.

     3.4 Organization, Standing and Power. SST is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     3.5 No Violation or Conflict. The execution, delivery and performance of this Agreement by SST and the consummation by it of the transactions contemplated hereby, and compliance by SST with the provisions hereof (i) do not and will not violate or conflict with any Legal Requirement, or any term or provision of the Articles of Incorporation or Bylaws of SST and (ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Encumbrance upon any property or assets of SST pursuant to, any material instrument or agreement to which SST is a party or by which SST or any of its respective properties may be bound or affected.

     3.6 Consent or Approval of Governmental Authorities. Except as contemplated by this Agreement (including Section 1.3), no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Body is required to be made by SST in connection with the execution, delivery or performance by SST of this Agreement or any agreement, instrument or document contemplated hereby or the consummation by SST of the transactions contemplated hereby and thereby.

     3.7 Full Disclosure. No representation or warranty of SST herein (including the exhibits and schedules hereto), and no certificate or affidavit furnished or to be furnished by or on behalf of SST to the Company or the Shareholders or the Shareholders' Representatives, contains or will, at the time it is made, contain any untrue statement of a material fact or omits or will, at the time it is made, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading, in light of the circumstances under which they were made.

Section 4. INDEMNIFICATION, ETC.

     4.1 Survival of Representations, Etc.

          (a) Subject to Sections 4.1(b), 4.1(c) and 4.1(d), the representations, warranties, covenants and obligations of the Company shall survive (without limitation): (i) the consummation of the transactions referred to in Section 1; (ii) any sale or other disposition of any or all of the shares of Company Capital Stock; and (iii) any merger, combination, recapitalization or similar transaction effected by or otherwise involving SST or the Company.

                                      23.

          (b) Subject to Sections 4.1(c) and 4.1(d), the representations and warranties made by the Company in this Agreement (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Shareholders' Representative (as defined in Section 4.9(a)) a written notice alleging the existence of a Breach of any of such representations and warranties and asserting a claim for recovery under Section 4.2 based on such Breach, then the claim asserted in such notice shall survive the first anniversary of the Closing Date until such time as such claim is fully and finally resolved.

          (c) Subject to Section 4.1(d), the representations and warranties made by the Company in Section 2.14 shall survive the Closing for the applicable statute of limitations; provided, however, that if, at any time prior to the expiration of the applicable statute of limitations, any Indemnitee (acting in good faith) delivers to the Shareholders' Representative a written notice alleging the existence of a Breach of any of such representations and warranties and asserting a claim for recovery under
     Section 4.2 based on such Breach, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved.

          (d) Notwithstanding anything to the contrary contained in Section 4.1(b) or 4.1(c) (and without limiting the generality of anything contained in Section 4.1(a)), no limitations on survival of any representations or warranties of the Company shall apply in the case of fraud committed by the Company.

          (e) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

          (f) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

          (g) All representations and warranties made by SST shall terminate and expire as of the Closing, and any liability of SST with respect to such representations and warranties shall thereupon cease; provided, however, that notwithstanding the foregoing, the representations and warranties made by SST in Section 3 shall survive the Closing and shall expire on the first anniversary of the Closing Date; and provided further, however, that if, at any time prior to the first anniversary of the Closing Date, any Shareholder (acting in good faith) delivers to SST a written notice alleging the existence of a Breach of any of such representations and warranties contained in Section 3 and asserting a claim for recovery under
     Section 4.8 based on such alleged Breach, then the claim asserted in such notice shall survive the first anniversary of the Closing Date until such time as such claim is fully and finally resolved. Notwithstanding the foregoing, no limitations on survival of any representations or warranties of SST shall apply in the case of fraud committed by SST.

     4.2 Indemnification by Shareholders.

                                      24.

          (a) Subject to Section 4.3, from and after the Closing, the Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with: (i) any Breach of any representation or warranty made by any of the Shareholders or the Company in this Agreement, the Shareholder Representation Letters, the Purchaser Questionnaire, the Registration Rights Agreement, and the Escrow Agreement and any other certificates, documents, etc. delivered by the Company or Selling Shareholder in connection with transaction; (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule; (iii) any Breach of any covenant or obligation contained in Section 4 or Section 5.3 by any of the Shareholders or the Company; (iv) any Liability to which the Company or any of the other
     Indemnitees may be or may become subject, and any claim which may be brought against the Company or any of the other Indemnitees; or (v) any Legal Proceeding relating to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)" or "(iv)" of this sentence.

          (b) Nothing contained in this Section 4.2 or elsewhere in this Agreement shall be deemed to limit any right or remedy of any Indemnitee under the Shareholder Representation Letters, the Purchaser Questionnaires, the Registration Rights Agreement and the Escrow Agreement delivered by any Shareholder pursuant to this Agreement or under any of the other agreements, documents and instruments referred to or contemplated by this Agreement.

     4.3 Threshold; Ceiling.

          (a) Subject to Section 4.3(c), the Shareholders shall not be required to make any indemnification payment pursuant to Section 4.2 until such time as the total amount of all Damages (whenever suffered and whether arising from a single Breach or from multiple Breaches of different representations and warranties) exceeds $35,301 in the aggregate. (If the total amount of such Damages exceeds $35,301 in the aggregate, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the full amount of such Damages (and not merely the portion of such Damages exceeding $35,301).

          (b) Subject to Section 4.3(c), the shares of SST Common Stock being held in escrow pursuant to the Escrow Agreement (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by SST after the date hereof) shall be the Indemnitees' exclusive remedy and recourse under Section 4.2. Subject to
     Section 4.3(c), in no event shall the maximum aggregate amount of Damages which the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for (including expenses incurred pursuant to Section 4.5) under Section 4.2 exceed shares of SST Common Stock having a "Fair Market Value" (as such term is defined in the Escrow Agreement) of $3,530,140.

          (c) The limitations on the Shareholders indemnification obligations that are set forth in Section 4.3(b) shall not apply to any Breach of any of the representations and

                                      25.

     warranties set forth in Section 2.14. The limitations on the Shareholders indemnification obligations that are set forth in Sections 4.3(a) and 4.3(b) shall not apply to fraud committed by any of the Shareholders or the Company.

     4.4 No Contribution. Each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against the Company in connection with any Breach of any representation, warranty, covenant or obligation set forth in this Agreement.

     4.5 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, against any other Indemnitee or against any other Person) with respect to which any of the Shareholders may become obligated to indemnify, hold harmless, pay, compensate or reimburse any Indemnitee pursuant to this Section 4, (i) SST, as soon as practicable after it receives written notice of any such claim or Legal Proceeding, shall notify each Shareholder of such claim or Legal Proceeding (it being understood that the failure to notify each Shareholder shall not in any way limit the rights of the Indemnitees under this Agreement unless such failure materially prejudices the defenses available to the Shareholders), and (ii) SST shall have the right, at its election, to designate the Shareholders to assume the defense of such claim or Legal Proceeding at the sole expense of the Shareholders. If SST so elects to designate the Shareholders to assume the defense of any such claim or Legal Proceeding:

          (a) the Shareholders shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel satisfactory to SST;

          (b) SST shall make available to the Shareholders any documents and materials in the possession of SST that may be necessary to the defense of such claim or Legal Proceeding;

          (c)  the  Shareholders   shall  keep  SST  informed  of  all  material
     developments and events relating to such claim or Legal Proceeding;

          (d) SST shall have the right to participate in the defense of such claim or Legal Proceeding;

          (e) the Shareholders shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of SST; and

          (f) SST may at any time (notwithstanding the prior designation of the Shareholders to assume the defense of such claim or Legal Proceeding) assume the defense of such claim or Legal Proceeding if (i) the Shareholders shall fail to comply with any of its obligations under this
     Section 4.5 (including its obligation to defend any claim or Legal Proceeding in a diligent manner), or (ii) SST, after consultation with its counsel, determines that the control of the defense by the Shareholders would give rise to a conflict of interest or would otherwise be inappropriate in such claim or Legal Proceeding.

                                      26.

     If SST does not elect to designate the Shareholders to assume the defense of any such claim or Legal Proceeding (or if, after initially designating the Shareholders to assume such defense, SST elects to assume such defense), SST may proceed with the defense of such claim or Legal Proceeding on its own. If SST so proceeds with the defense of any such claim or Legal Proceeding on its own:

               (i) all expenses relating to the defense of such claim or Legal Proceeding (whether or not incurred by SST) shall be borne and paid exclusively by the Shareholders (subject to the limitations of Section 4.3);

               (ii) the Shareholders shall make available to SST any documents and materials in the possession or control of any of the Shareholders that may be necessary to the defense of such claim or Legal Proceeding;

               (iii) SST shall keep the Shareholders informed of all material developments and events relating to such claim or Legal Proceeding; and

               (iv) SST shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders; provided, however, that the Shareholders shall not unreasonably withhold such consent.

     4.6 Exercise of Remedies by Indemnitees Other Than SST. No Indemnitee (other than SST or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless SST (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

     4.7 General Release.

          (a) As a material inducement for SST to enter into this Agreement, each Shareholder hereby unconditionally and irrevocably releases and forever discharges, as of the Closing Date, the Company and SST from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, suspected or unsuspected, relating to such Shareholder's status as a shareholder, director, officer or employee of the Company (or otherwise relating to the Company or its business) which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date. Each Shareholder expressly intends that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by him. Notwithstanding the foregoing, nothing contained in this Section 4.7 will have any effect on (i) a Shareholder's claim accruing against SST under this Agreement or under any other agreement entered into by SST in connection with the transactions contemplated hereby, (ii) a Shareholder's right to indemnification (whether statutory or otherwise) as an officer or director of Company provided that (A) the Shareholder has met any applicable standard of conduct to qualify for such indemnification and
     (B) the basis of a lawsuit against such officer or director does not otherwise constitute a Breach of any of the

                                      27.

     representations and warranties made by or covenants to be performed by the Company or the Shareholders in this Agreement, or (iii) a Shareholder's right to compensation and benefits earned or accrued by the Shareholder as an employee or officer of the Company to the extent disclosed in the Disclosure Schedule, incurred in the ordinary course of business consistent with past practice or properly accounted for in the Financial Statements.

          (b) Each Shareholder (a) represents, warrants and acknowledges that the Shareholder has been fully advised by his attorney of the contents of
     Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights such Shareholder may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each Shareholder also hereby waives the benefits of, and any rights such Shareholder may have under, any statute or common law principle of similar effect in any jurisdiction.

     4.8 Indemnification by SST. SST shall hold harmless and indemnify each of the Shareholders from and against, and shall compensate and reimburse each of the Shareholders for, any Damages which are suffered or incurred by any of the Shareholders or to which any of the Shareholders may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with (i) any Breach of any representation or warranty made by SST in Section 3 of this Agreement, (ii) any Breach of any covenant or obligation of SST set forth in this Agreement, and (iii) any Legal Proceeding relating to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)" and "(ii)" of this sentence.

     4.9 Shareholders' Representative.

          (a) The Shareholders hereby irrevocably nominate, constitute and appoint Paul Lui as the Shareholders' Representative and true and lawful attorney-in-fact of the Shareholders (the "Shareholders' Representative"), with full power of substitution, to act in the name, place and stead of the Shareholders for purposes of executing any documents and taking any actions that the Shareholders' Representative may, in her sole discretion, determine to be necessary, desirable or appropriate in connection with any the Transactions. Paul Lui hereby accepts his appointment as Shareholders' Representative.

          (b) The Shareholders hereby grant to the Shareholders' Representative full authority to execute, deliver, acknowledge, certify and file on behalf of the Shareholders (in the name of any or all of the Shareholders or otherwise) any and all documents that the Shareholders' Representative may, in her sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Shareholders' Representative may, in her sole

                                      28.

     discretion, determine to be appropriate. Notwithstanding anything to the contrary contained in this Agreement:

               (i) SST and the Escrow Agent shall be entitled to deal exclusively with the Shareholders' Representative on all matters relating to this Agreement and the respective Transaction (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Shareholder); and

               (ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Representative, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders' Representative, as fully binding upon such Shareholder.

          (c) The Shareholders recognize and intend that the power of attorney granted in Section 4.9(a):

               (i) is coupled with an interest and is irrevocable;

               (ii) may be delegated by the Shareholders' Representative; and

               (iii) shall survive the death or incapacity of each of the Shareholders.

          (d) The Shareholders' Representative shall be entitled to treat as genuine, and as the document it purports to be, any letter, facsimile, telex or other document that is believed by her to be genuine and to have been telexed, telegraphed, faxed or cabled by a Shareholder or to have been signed and presented by a Shareholder.

          (e) If the Shareholders' Representative shall die, become disabled or otherwise be unable to fulfill her responsibilities hereunder, the Shareholders shall, within ten (10) days after such death or disability, appoint a successor to the Shareholders' Representative and immediately thereafter notify the Purchaser of the identity of such successor. Any such successor shall succeed the Shareholders' Representative as Shareholders' Representative hereunder. If for any reason there is no Shareholders'
     Representative at any time, all references herein to the Shareholders' Representative shall be deemed to refer to the Shareholders.

          (f) All  expenses  incurred  by the  Shareholders'  Representative  in
     connection   with  the   performance   of  his   duties  as   Shareholders'
     Representative shall be borne and paid by the Shareholders.

Section 5. MISCELLANEOUS PROVISIONS.

     5.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the date hereof) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

                                      29.

     5.2 Fees and Expenses. Subject to Section 4, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (c) the consummation of the Transaction.

     5.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     5.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) the first business day after sent by registered mail, by courier or express delivery service or by facsimile, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to SST:

               Silicon Storage Technology, Inc.
               1171 Sonora Court
               Sunnyvale, CA  94086
               Attention: Chief Executive Officer
               Facsimile: (408) 732-0811

               with a copy to:

               Cooley Godward LLP
               3000 El Camino Real
               Five Palo Alto Square
               Palo Alto, CA  94306-2155
               Attention:   Mark P. Tanoury
               Facsimile: (650) 857-0663

          if to the Shareholders' Representative:

               Paul Lui
               1050 E. Duane Avenue, Suite C

                                      30.

               Sunnyvale, CA  94086

          if to the Company:

               Linvex Technology, Corp.
               1050 E. Duane Avenue, Suite C
               Sunnyvale, CA  94086
               Attention: Paul Lui
               Facsimile: (408) 732-1748

     5.5 Confidentiality. On and at all times after the Closing Date (a) each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Shareholder's possession that relates to the business of the Company or SST, and
(b) each Shareholder shall continue to keep the terms of this Agreement and the other agreements, documents and instruments referred to in or contemplated by this Agreement strictly confidential; provided, however, that each Shareholder may disclose the existence and terms of this Agreement and the other agreements, documents and instruments referred to in or contemplated by this Agreement to his attorneys and financial advisors.

     5.6 Time of the Essence. Time is of the essence of this Agreement.

     5.7 Headings. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     5.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     5.9 Governing Law; Venue.

          (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, State of California. Each party to this Agreement:

               (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, State of California (and each appellate court located in the County of Santa Clara, State of California) in connection with any such legal proceeding;

                                      31.

               (ii) agrees that each state and federal court located in the County of Santa Clara, State of California shall be deemed to be a convenient forum; and

               (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, State of California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

          (c) Nothing contained in Section 5.10(b) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against any of the Shareholders in any other forum or jurisdiction.

     5.10 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); SST and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Shareholders; SST; the other Indemnitees (subject to Section 4.6); and the respective successors and assigns (if any) of the foregoing. Any Indemnitee may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 4), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     5.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. Neither SST nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

     5.12 Waiver.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of

                                      32.

     such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     5.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     5.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     5.15 Parties in Interest. Except for the provisions of Section 4, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     5.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     5.17 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                                      33.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

SILICON STORAGE TECHNOLOGY, INC.             LINVEX TECHNOLOGY, CORP.


By:/s/ Bing Yeh                              By: /s/ Paul Lui
   -------------------------------------         -------------------------------
   Bing Yeh                                      Paul Lui
   President and Chief Executive Officer         President







                            STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT A

                                  SHAREHOLDERS

                                                                    Shares of Series A    Shares of Series B
Name and Address                          Shares of Common Stock        Preferred             Preferred
-------------------------------------     ----------------------    ------------------    ------------------
Chuck K. Chang                                      3,125                   --                   --
38556 Mary Terrace
Fremont, CA  94538

David Fong                                          8,000                   --                   --
972 Bubb Road
Cupertino, CA  95014

Ying Go                                            50,000                   --                   --
3480 Cowper Ct.
Palo Alto, CA  94306

Paul S. Lui                                     2,020,000                 6,667               25,000
20849 Verde Vista Lane
Saratoga, CA  95070

Brian B. Tighe                                  1,557,500                26,667               25,000
20812 4th Street, #12
Saratoga, CA  95070

LTC Enterprise, Inc.                              875,000                   --                   --
c/o Linvex Technology, Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94085

Multi-Product Research, Inc.                       30,000                   --                   --
695 Rose Lane
Los Altos, CA  94024

Patrick Tsim and Teresa S. Tsim,                      --                 35,000                  --
Co-trustees of the Patrick Tsim and
Teresa S. Tsim Revocable Trust,
UT 11/12/95
633 Harrow Way
Sunnyvale, CA  94301-3055

Bernard Aronson                                    31,250                33,334                 --
1432 Pitman Avenue
Palo Alto, CA  94301-3055

                                      A-1.

                                                                    Shares of Series A    Shares of Series B
Name and Address                          Shares of Common Stock        Preferred             Preferred
-------------------------------------     ----------------------    ------------------    ------------------
Sang W. Wang                                         --                 20,000                  12,500
14200 Sholes Ct.
Los Altos Hills, CA  94022

Jerry I. Kiachian                                 50,000                20,000                  25,000
695 Rose Lane
Los Altos, CA  94022

S.C. Tsui                                        192,500                10,000                     --
c/o Western Trading Co., Ltd.
RM 509, Tak Shing House
29 Des Boeux Road
Central, Hong Kong

Muneyoshi Samejima                                   --                  6,667                     --
c/o Nihon Synopsis Co., Ltd.
24F Shinjuku Mitsui Bldg.
2-1-1 Nishi Shinjuku, Shinjuku,Ku,
Tokyo 163, Japan

Morris Ades                                          --                    --                  115,000
160 West 34th Street
New York, NY 10001-2113

Bernard Aronson and Mindel                           --                    --                   10,000
Aronson, Trustees, The Joshua L.
Peleg 1996 Trust
1432 Pitman Avenue
Palo Alto, CA  94301

Deborah L. Brooks, a married                         --                    --                   10,000
woman as her separate property
1432 Pitman Avenue
Palo Alto, CA  94301

Rachel B. Brooks                                     --                    --                   10,000
344 Montserrat
Redwood City, CA  94065

Asnat and Ben Gall                                   --                    --                   15,000
19 Kimwood Bay
Winnipeg, Manitoba, Canada
R2V2P7

                                      A-2.

                                                                    Shares of Series A    Shares of Series B
Name and Address                          Shares of Common Stock        Preferred             Preferred
-------------------------------------     ----------------------    ------------------    ------------------
Murray Koppelman                                    --                    --                    50,000
c/o Eastlake Securities, Inc.
575 Lexington Avenue
New York, NY 10022-6102

Jong W. Lee                                         --                    --                    15,000
c/o All Quality & Services Inc.
3040 N. First Street
San Jose, CA  95134

Patrick Tsim                                        --                    --                    50,000
633 Harrow Way
Sunnyvale, CA  94087

James Cohan                                         --                    --                    15,000
1324 Willard Street, Apt. 205
San Francisco, CA  94117

Chu Tjok Moy                                      5,000                   --                    25,000
34 Kwong Avenue
Singapore 348875

Russell Knapp                                    30,000                   --                    10,000
17595 Vierra Canyon Road,
Unit 279
Prunedale, CA  93907

John D. Adkins and M. Louise                        --                    --                    12,500
Adkins, Trustees, FBO J.D. and M.L. Adkins
Living Trust
Dated 1-08-80
2011 Eagle Court
Santa Rosa, CA  95703

Bell S.C. Liu                                    15,000                   --                    23,380
6457 Pfeiffer Ranch Court
San Jose, CA  95120

Jack Lai                                            --                    --                    25,000
10400 Mann Drive
Cupertino, CA  95014-1154

                                      A-3.

                                                                    Shares of Series A    Shares of Series B
Name and Address                          Shares of Common Stock        Preferred             Preferred
-------------------------------------     ----------------------    ------------------    ------------------
Rita Taylor                                         --                    --                   5,000
2353 Alder St.
Vancouver, British Columbia
Canada V6H2S1

Elliott Wang                                        --                    --                 150,000
c/o Consolitech Corp.
4F, #65 Sec. 2
Tun Hwa South Rd.
Taipei, Taiwan, R.O.C.

Shone Lee                                         8,000                   --                     --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Jennifer Chen                                     1,000                   --                     --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Daniel Ma                                         7,250                   --                     --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Lo-Shan Lee                                      21,000                   --                     --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Yun Hwang                                         1,000                   --                     --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Charlies Liao                                     1,000                   --                     --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

                                      A-4.

                                                                    Shares of Series A    Shares of Series B
Name and Address                          Shares of Common Stock        Preferred             Preferred
-------------------------------------     ----------------------    ------------------    ------------------
Robert T. Borawski                               18,750                    --                   --
4125 Blackford Ave. #140
San Jose, CA  95117

Carter Horney                                     2,500                    --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Jiun-Cheng Hsu                                    5,000                    --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Yun-Sheng Hwang                                  93,750                    --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Charles Sheng-Yen Lia                            75,000                    --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086o

John Luke                                        25,000                    --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Louise Tighe                                      9,375                    --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Steve Yu                                          2,500                    --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Best Trend Limited                               10,000                    --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

                                      A-5.

                                                                    Shares of Series A    Shares of Series B
Name and Address                          Shares of Common Stock        Preferred             Preferred
-------------------------------------     ----------------------    ------------------    ------------------
Ing-Hong Chen                                       9,375                   --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Chi Wah Lee                                       170,625                   --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Jeanne Sai Yin Lee                                 10,000                   --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

Chong Bo Nam                                       10,000                   --                   --
c/o Linvex Technology Corp.
1050 E. Duane Avenue, Suite C
Sunnyvale, CA  94086

TOTAL                                           5,348,500               158,335              628,380

                                      A-6.

                                    EXHIBIT B

                               CERTAIN DEFINITIONS


     For purposes of the Agreement (including this Exhibit B):

     Agreement. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (i) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (ii) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     Company Employee. "Company Employee" shall mean any Person who is employed by the Company as of the date of this Agreement.

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     Consent.  "Consent"  shall  mean  any  approval,   consent,   ratification,
permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to SST on behalf of the Company.

     Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.


                                      B-1.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Governmental  Authorization.  "Governmental  Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Knowledge. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if: such individual is actually aware of such fact or other matter (which shall be deemed to include (i) facts that the individual has learned; (ii) facts that in the ordinary course of the Company's business have been reported to the individual; and (iii) facts that are ordinarily maintained as part of the individual's business files (both computer and hard files). The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or employee of the Company has Knowledge of such fact or other matter.

     Indemnitees. "Indemnitees" shall mean the following Persons: (a) SST; (b) SST's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Shareholders shall not be deemed to be "Indemnitees."

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Liability. "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

     SST Common Stock. "SST Common Stock" shall mean the common stock, no par value per share, of SST.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives.   "Representatives"   shall  mean   officers,   directors,
employees, Shareholders' Representatives, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.